Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-215556 on Form S-8 of our report dated June 11, 2018, relating to the financial statements and supplemental schedules of the Precision Castparts Corp. 401(k) Retirement Savings Plan appearing in this Annual Report on Form 11-K of the Precision Castparts Corp. 401(k) Retirement Savings Plan for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Portland, Oregon

June 11, 2018